UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 2, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300
Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2024, AEI Capital Ltd., the Company’s controlling stockholder (“AEI Capital”), entered into a Letter of Engagement with a privately held company (the “Client”), pursuant to which AEI Capital agreed to provide certain listing advisory services relating to the preparation and facilitation of an initial public offering for the Client (the “Engagement Agreement”). In consideration for such services, AEI Capital is entitled to receive a fee consisting of: (i) 2.1% of the outstanding equity interests of the Client (the “Equity Consideration”) and (ii) $120,000 (the “Cash Consideration,” and collectively, with the Equity Consideration, the “Consideration”). The Equity Consideration is payable as follows: (a) 0.5% of the Equity Consideration was paid on October 10, 2024 (the “First Tranche”); (b) 0.4% of the Equity Consideration will be payable after five calendar quarters from the date of the Engagement Agreement; and (c) 1.2% of the Equity Consideration will be payable one month prior to the planned filing of the Client’s application for listing. The Cash Consideration is payable as follows: (1) $60,000 is payable after 14 months from the date of the Engagement Agreement; and (2) $60,000 is payable upon successful completion of the Client’s listing. All Consideration under the Engagement Agreement must be paid within 14 days of the occurrence of the event giving rise to the payment. The Engagement Agreement contains other customary representations, warranties, and agreements of the parties as well as customary indemnification rights and obligations of the Client.

On October 2, 2024, CapForce International Holdings Ltd. (“CapForce”), a limited liability company incorporated in Malaysia and wholly owned subsidiary of OpGen, Inc. (the “Company”), which was organized by the Company for purposes of repositioning itself as a new business in the digital investment banking industry powered by financial technology, entered into an Agreement of Assignment of Mandate with AEI Capital in respect of Direct Listing Sponsorship Advisory Services (the “Assignment Agreement”), pursuant to which AEI Capital assigned all of its rights to the Consideration to CapForce. As a result, in October 2024, AEI Capital transferred and assigned to CapForce the First Tranche of the Equity Consideration. Following the assignment, pursuant to the Assignment Agreement, CapForce anticipates assisting with and performing the services contemplated by the Engagement Agreement.

In addition, on April 3, 2025, CapForce entered into a Joint Venture Agreement (the “JV Agreement”) with the European Credit Investment Bank (“ECIB”), a full-fledged, global facing mid-shore investment bank in Labuan, Malaysia licensed by the Labuan Financial Services Authority, pursuant to which the parties agreed to form a joint venture company named CapForce EC Capital Markets Ltd. (the “Joint Venture”) for purposes of developing and operating a stock trading platform (the “Trading Platform”) and digital investment banking platform across Asia and the rest of the world (the “Digital IB Platform,” and together with the Trading Platform, the “Platforms”). The Platforms encompass (i) a community-focused cross border stock trading platform; (ii) a FinTech-enabled cap table management platform; and (iii) an AI-powered robo-advisory investment bank platform for public listing sponsorship and wealth management. Pursuant to the JV Agreement, CapForce will own 49% of the outstanding equity interests of the Joint Venture, and ECIB will own 51% of outstanding equity interests of the Joint Venture. Under the JV Agreement, the parties agreed to strategically collaborate in order to develop the Platforms. The parties agreed to equally split all profits earned by the Joint Venture and all capital expenditures and operating expenses in the development and operation of the Trading Platform. With respect to operations unrelated to the Trading Platform, CapForce will be entitled to receive 80% of the profits of the Joint Venture if the Joint Ventures revenues are less than $10.0 million or 90% of the profits of the Joint Venture if its revenues exceed $10.0 million. The JV Agreement includes customary representations, warranties, covenants and agreements of the parties, including relating to the responsibilities and obligations of each party in managing and governing the Joint Venture. In particular, CapForce will have the right to appoint two directors to the board of directors of the Joint Venture, and ECIB will have the right to appoint one director to the board of directors of the Joint Venture.

In the JV Agreement, ECIB granted CapForce an option to purchase between 11% and 30% of the equity interests of ECIB held in the Joint Venture. The purchase price for such option and the actual amount of equity interests must be mutually agreed upon by the parties. Upon the formation of the Joint Venture, CapForce will retain contractual control over the Joint Venture, including for accounting consolidation purposes.

The foregoing descriptions of the Engagement Agreement, the Assignment Agreement and the JV Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risks that the transactions described herein will not be consummated. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see "Risk Factors" in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter of Engagement, dated January 2, 2024, between AEI Capital Ltd. and Client.*
10.2	Agreement of Assignment of Mandate in respect of Direct Listing Sponsorship Advisory Services, dated October 2, 2024, between CapForce International Holdings Ltd. and AEI Capital Ltd.*
10.3	Joint Venture Agreement, dated April 3, 2025, between the European Credit Investment Bank and CapForce International Holdings Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 29, 2025	OpGen, Inc.

	By:	/s/ John Tan Honjian
		Name:	John Tan Honjian
		Title:	Chairman and Chief Executive Officer

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